Exhibit 10.2

Restricted Stock Unit No.________

THE ONE GROUP HOSPITALITY, INC.

Notice of Grant of Restricted Stock Units (“RSUs”) for Employees, Directors and Consultants

under the Company’s

2019 Equity Incentive Plan (the “Plan”)

1.	Name and Address of “Participant”:	Emanuel N. Hilario
		5880 South Clayton Court
		Greenwood Village, Colorado 80121

2.	Date of Grant of RSUs:	September 2, 2022

3.	Shares of Common Stock underlying RSUs:	100,000

4.            Vesting of RSUs. Subject to the continued employment of Participant with the Company or any Affiliate (and subject to Section 6 and Section 7 below), 25% of the RSUs will vest on each of August 31, 2023, 2024, 2025 and 2026 (each, a “Vesting Date”). RSUs shall be settled as soon as practicable after the applicable Vesting Date, but in no event later than 60 days after the Vesting Date.

5.	Tax Withholding.

(a) By accepting this Award, if Participant does not otherwise provide cash to the Company sufficient for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with the Award (the “Withholding Obligation”) and if the Company does not inform Participant it will satisfy the Withholding Obligation by withholding shares subject to the Award, Participant (A) acknowledges and agrees that he elects to proceed as set forth in Section 5(a)(i) (“Sell to Cover”) to permit Participant to satisfy the Withholding Obligation and that the Withholding Obligation shall be satisfied pursuant to this Section 5(a) to the fullest extent not otherwise satisfied pursuant to the provisions of Section 5(b) hereof and (B) further acknowledges and agrees to the following provisions:

(i) Participant hereby irrevocably appoints Morgan Stanley, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as Participant’s agent (the “Agent”), and authorizes and directs the Agent to:

(1) Sell on the open market at the then prevailing market price(s), on Participant’s behalf, as soon as practicable on or after the date on which the shares of Common Stock are delivered to Participant pursuant to this Award in connection with the vesting of the RSUs, the number (rounded up to the next whole number) of shares of Common Stock sufficient to generate proceeds to cover (A) the Withholding Obligation arising from the vesting of those RSUs and the related issuance of shares of Common Stock to Participant that is not otherwise satisfied and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto;

(2) Remit directly to the Company and/or any Affiliate the proceeds necessary to satisfy the Withholding Obligation;

(3) Retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the shares of Common Stock referred to in clause (1) above; and

(4) Remit any remaining funds to Participant.

(ii) Participant acknowledges that Participant’s election to Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 5(a) to sell Common Stock to satisfy the Withholding Obligation is intended to comply with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934 and will be interpreted to comply with the requirements of Rule 10b5-1(c) (Participant’s election to Sell to Cover and the provisions of this Section 5(a), collectively, the “10b5-1 Plan”). Participant acknowledges that by accepting this Award, Participant is adopting the 10b5-1 Plan to permit Participant to satisfy the Withholding Obligation. Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Common Stock that must be sold to satisfy the obligations hereunder.

(iii) Participant acknowledges that the Agent is under no obligation to arrange for the sale of Common Stock at any particular price under this 10b5-1 Plan and that the Agent may effect sales as provided in this 10b5-1 Plan in one or more sales and that the average price for executions resulting from bunched orders may be assigned to Participant’s account. Participant further acknowledges that Participant will be responsible for all reasonable brokerage fees and other costs of sale associated with this 10b5-1 Plan, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, Participant acknowledges that it may not be possible to sell shares of Common Stock as provided for in this 10b5-1 Plan due to (i) a legal or contractual restriction applicable to Participant or the Agent, (ii) a market disruption, (iii) a sale effected pursuant to this 10b5-1 Plan that would not comply with the Securities Act or (iv) rules governing order execution priority on the national exchange where the Common Stock may be traded. If the Agent is not able to sell shares of Common Stock, Participant will continue to be responsible for the timely payment to the Company of all Withholding Obligations. In the event the Agent is not able to sell shares of Common Stock, the Company shall satisfy the Withholding Obligation by withholding shares subject to the Award.

(iv) Participant acknowledges that regardless of any other term or condition of this 10b5-1 Plan, the Agent will not be liable to Participant for (A) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (B) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v) Participant agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this 10b5-1 Plan. The Agent is a third-party beneficiary of this Section 5(a) and the terms of this 10b5-1 Plan.

(vi) Participant’s election to Sell to Cover and to enter into this 10b5-1 Plan is irrevocable. Upon acceptance of the Award, Participant has elected to Sell to Cover and to enter into this 10b5-1 Plan, and Participant acknowledges that Participant may not change this election at any time in the future. This 10b5-1 Plan shall terminate not later than the date on which the Withholding Obligation arising from the vesting of Participant’s RSUs and the related issuance of shares of Common Stock has been satisfied.

(b) Notwithstanding the foregoing, before the time Participant receives a distribution of Common Stock pursuant to this award, the Company may inform Participant that it will satisfy the Withholding Obligation by withholding from the Common Stock issuable to Participant

(c) Unless the Withholding Obligation of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to Participant any Common Stock.

6.            Notwithstanding the foregoing, if Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability while Participant is an Employee, director or Consultant of the Company or of an Affiliate, the then unvested portion of the RSUs shall vest as of the date of termination to the extent of a pro rata portion, through the date of Participant’s termination of service due to Disability, of the number of Shares that would have vested on the next vesting date had Participant not become Disabled. The proration shall be based upon the number of days in the current vesting period prior to the date of Participant’s termination of service due to Disability relative to the total number days in the vesting period.

7.            Notwithstanding the foregoing, in the event of the death of Participant while an Employee, director or Consultant of the Company or of an Affiliate, the then unvested portion of the RSUs shall vest as of the date of termination to the extent of a pro rata portion, through the date of death, of the number of shares that would have vested on the next vesting date had Participant not died. The proration shall be based upon the number of days in the current vesting period prior to Participant’s date of death relative to the total number of days in the vesting period.

8.            Notwithstanding Section 4 and notwithstanding any term in the Participant’s employment agreement with the Company, if a Change of Control occurs while Participant is an Employee, director or Consultant of the Company or of an Affiliate, the RSUs shall vest in full on the date of the Change of Control.

Any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

Participant acknowledges receipt of this Notice of Grant of RSUs and agrees to its terms and the terms of the Restricted Stock Unit Agreement attached hereto and the terms of the Plan, each of which is incorporated by reference herein.

THE ONE GROUP HOSPITALITY, INC.

By:	/s/ Dimitrios Angelis
Name:	Dimitrios Angelis
Title:	Chair, Compensation Committee of the Board of Directors

/s/ Emanuel N. Hilario
Emanuel N. Hilario

THE ONE GROUP HOSPITALITY, INC.

RESTRICTED STOCK UNIT AGREEMENT -

INCORPORATED TERMS AND CONDITIONS

AGREEMENT made as of the date of grant set forth in the Notice of Grant of Restricted Stock Units (the “Notice”, and collectively with the terms contained herein, the “Agreement”) between The ONE Group Hospitality, Inc. (the “Company”), a Delaware corporation, and the individual whose name appears on the Notice (the “Participant”).

WHEREAS, the Company has adopted The ONE Group Hospitality, Inc. 2019 Equity Incentive Plan (the “Plan”), to promote the interests of the Company by providing an incentive for Employees, directors and Consultants of the Company and its Affiliates;

WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant restricted stock units (“RSUs”) related to the Company’s common stock, par value $0.0001 per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

WHEREAS the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Grant of RSUs. The Company hereby grants to the Participant the number of RSUs set forth in the Notice which represents a contingent entitlement of the Participant to receive shares of Common Stock, on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2.            Vesting of RSUs.

(a)            Subject to the terms and conditions set forth in this Agreement and the Plan, the RSUs shall vest as set forth in the Notice and is subject to the other terms and conditions of this Agreement and the Plan. On the vesting date(s) set forth in the Notice, the Participant shall be entitled to receive such number of shares of Common Stock equivalent to the number of RSUs provided that, on such vesting date, the Participant is a director, Employee or Consultant of the Company or an Affiliate. Such shares of Common Stock shall thereafter be delivered by the Company to the Participant on a date determined by the Company within 60 days of the applicable vesting date and in accordance with this Agreement and the Plan. The purchase price is $0.0001 per share payable if and when shares of Common Stock are issued by the Company, which payment will be made by the Company on behalf of the Participant as compensation for the Participant’s prior service to the Company and which amount will be reported as income on the Participant’s W-2 (or other applicable form) in the year of payment.

(b)            Except as otherwise set forth in this Agreement or in the Notice, if the Participant ceases to be, for any reason, a director, Employee or Consultant of the Company or an Affiliate (the “Termination”) prior to a vesting date set forth in the Notice, then as of the date on which such relationship is terminated with the Participant, all unvested RSUs shall immediately be forfeited to the Company and this Agreement shall terminate and be of no further force or effect.

3.            Prohibitions on Transfer and Sale. The RSUs (including any additional RSUs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company's securities without receipt of consideration) shall not be transferable by the Participant otherwise than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the shares of Common Stock to be issued pursuant to this Agreement shall be issued, during the Participant's lifetime, only to the Participant (or, in the event of legal incapacity or incompetence, to the Participant's guardian or representative). The RSUs shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the RSUs or of any rights granted hereunder contrary to the provisions of this Section 3, or the levy of any attachment or similar process upon the RSUs shall be null and void.

4.            Adjustments. The Plan contains provisions covering the treatment of RSUs and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to the RSUs and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

5.            Securities Law Compliance. The Participant specifically acknowledges and agrees that any sales of shares of Common Stock shall be made in accordance with the requirements of the Securities Act of 1933, as amended. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Common Stock to be granted hereunder. The Company intends to maintain this registration statement but has no obligation to do so. If the registration statement ceases to be effective for any reason or there is a restriction under foreign law, a Participant will not be able to transfer or sell any of the shares of Common Stock issued to the Participant pursuant to this Agreement unless exemptions from registration or filings under applicable securities laws are available. Furthermore, despite registration, applicable securities laws may restrict the ability of the Participant to resell his or her Common Stock, including due to the Participant’s affiliation with the Company. The Company shall not be obligated to either issue the Common Stock or permit the resale of any shares of Common Stock if such issuance or resale would violate any applicable securities law, rule or regulation.

6.            Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the RSUs subject to this Agreement.

7.            Incorporation of the Plan. The Participant specifically understands and agrees that the RSUs and the shares of Common Stock to be issued under the Plan will be issued to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

8.            Tax Liability of the Participant and Payment of Taxes. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the RSUs or the shares of Common Stock to be issued pursuant to this Agreement or otherwise sold shall be the Participant’s responsibility. Without limiting the foregoing, the Participant agrees that if under applicable law the Participant will owe taxes at each vesting date on the portion of the RSUs then vested the Company shall be entitled to payment from the Participant of the amount of any tax required to be withheld by the Company. Any taxes due shall be paid, at the option of the Company as follows:

(a)            through reducing the number of shares of Common Stock entitled to be issued to the Participant on the applicable vesting date in an amount equal to the amount of minimum withholding tax due and payable by the Company. Fractional shares will not be retained to satisfy any portion of the withholding tax. Accordingly, the Participant agrees that in the event that the amount of withholding tax owed would result in a fraction of a share being owed, that amount will be satisfied by withholding the fractional amount from the Participant’s paycheck;

(b)            requiring the Participant to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant’s estimated total federal, state and local tax obligations or otherwise withholding from the Participant’s paycheck an amount equal to the withholding tax due and payable; or

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(c)            if the Company believes that the sale of shares can be made in compliance with applicable securities laws, authorizing, at a time when the Participant is not in possession of material nonpublic information, the sale by the Participant on the applicable vesting date of such number of shares of Common Stock as the Company instructs a registered broker to sell to satisfy the Company’s withholding obligation, after deduction of the broker’s commission, and the broker shall be required to remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. To the extent the proceeds of such sale exceed the Company’s tax withholding obligation the Company agrees to pay such excess cash to the Participant as soon as practicable. In addition, if such sale is not sufficient to pay the Company’s tax withholding obligation the Participant agrees to pay to the Company as soon as practicable, including through additional payroll withholding, the amount of any tax withholding obligation that is not satisfied by the sale of shares of Common Stock. The Participant agrees to hold the Company and the broker harmless from all costs, damages or expenses relating to any such sale. The Participant acknowledges that the Company and the broker are under no obligation to arrange for such sale at any particular price. In connection with such sale of shares of Common Stock, the Participant shall execute any such documents requested by the broker in order to effectuate the sale of shares of Common Stock and payment of the withholding obligation to the Company. The Participant acknowledges that this paragraph is intended to comply with Section 10b5-1(c)(1(i)(B) under the Exchange Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

9.            Participant Acknowledgements and Authorizations.

The Participant acknowledges the following:

(a)            The Company is not by the Plan or this Agreement obligated to continue the Participant as an Employee, director or Consultant of the Company or of an Affiliate.

(b)            The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.

(c)            The grant of RSUs is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.

(d)            The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.

(e)            The value of the RSUs is an extraordinary item of compensation outside of the scope of any employment or service. As such, the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.

(f)            The Participant (i) authorizes the Company and its Affiliates or, if the Participant is not employed by the Company or an Affiliate, his or her employer, to furnish the Company and its Affiliates (and any agent administering the Plan or providing recordkeeping services) with such information and data as it shall request in order to facilitate the grant of the RSUs, the issuance of the shares of Common Stock underlying the RSUs, and the administration of the Plan, (ii) waives any data privacy rights he or she may have with respect to such information or the sharing of such information, and (iii) authorizes the Company and its Affiliates to store and transmit such information in electronic form.

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10.            Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:

The ONE Group Hospitality, Inc.

1624 Market St., Suite 311

Denver, CO 80202

Attention: Corporate Secretary

If to the Participant at the address set forth on the Notice or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

11.            Assignment and Successors.

(a)            This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(b)            This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

12.            Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the state of Colorado and agree that such litigation shall be conducted in the state courts for the state of Colorado or the federal courts of the United States for the District of Colorado.

13.            Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

14.            Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

15.            Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

16.            Section 409A. The RSUs evidenced by this Agreement are intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code because (A) all payments with respect to the RSUs will be subject to a “substantial risk of forfeiture” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(d)(1)) until the earlier of (i) the Vesting Date, as defined in the Notice, (ii) the death or Disability of the Participant, (iii) a Change of Control in which the RSUs are not assumed or substituted on an equitable basis by a successor entity, or (iv) termination of the Participant’s service not for Cause or by the Participant for Good Reason within one year of a Change of Control; and (B) in each case payment shall occur promptly after such substantial risk of forfeiture lapses and in any event within the “short term deferral” period (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)). The Notice and this Agreement shall be construed accordingly.

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